EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Lubell, President and Chief Executive Officer of True Religion Apparel Inc., and Charles A. Lesser, Chief Financial Officer of True Religion Apparel Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Quarterly Report on Form 10-QSB of True Religion Apparel Inc. for the quarterly period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of True Religion Apparel Inc.
Dated: November 14, 2003

/s/ Jeffrey Lubell
Jeffrey Lubell
President and Chief Executive Officer,

/s/ Charles A. Lesser
Charles A. Lesser
Chief Financial Officer,

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to True Religion Apparel Inc. and will be retained by True Religion Apparel Inc. and furnished to the Securities and Exchange Commission or its staff upon request.